UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2024

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4016 Raintree Road, Suite 300, Chesapeake, VA 23321

(Address of Principal Executive Offices)

(800) 490-5020

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 21, 2023, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Capital Market (“NASDAQ”) indicating that NASDAQ had determined that the Company had failed to comply with NASDAQ Listing Rules 5550(b)(1), (b)(2) and (b)(3). NASDAQ Listing Rules 5550(b)(1), (b)(2) and (b)(3) require that for continued listing, companies listed on NASDAQ maintain either (i) a minimum of $2,500,000 in stockholders’ equity, (ii) a market value of listed securities of at least $35,000,000 or (iii) net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal quarters. On April 2, 2024, the Company received a letter from the Listing Qualifications Department of NASDAQ notifying the Company that it had regained compliance with NASDAQ Listing Rule 5550(b)(2). However, if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting.

As previously disclosed, on October 3, 2023, the Company received a letter from NASDAQ indicating that for the previous thirty (30) consecutive business days, the bid price for the Company’s common stock closed below the minimum $1.00 per share requirement for continued listing on NASDAQ under Nasdaq Listing Rule 5550(a)(2). The Company was provided 180 calendar days, or until April 1, 2024, to regain compliance. On April 3, 2024, based on the Company’s compliance with NASDAQ Listing Rule 5550(b)(2) and all other applicable NASDAQ listing requirements with the exception of the minimum bid price requirement and the Company’s written notice of its intention to cure the minimum bid price deficiency during such additional compliance period, including by effecting a reverse stock split if necessary, the NASDAQ Listing Qualifications Department granted the Company an additional 180 calendar days, or until September 30, 2024, to regain compliance with the minimum bid price requirement. If the Company does not regain compliance by September 30, 2024, NASDAQ would notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the NASDAQ staff’s determination to delist its securities. There can be no assurance that the Nasdaq staff would grant the Company’s request for continued listing subsequent to any delisting notification.

On April 4, 2024, the Company issued a press release regarding the items disclosed in this Item 3.01. The press release is filed as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 3.01.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s intent to monitor the bid price of its common stock and consider available options, including a reverse stock split; and the Company’s eligibility for an additional 180 calendar day compliance period. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the bid price requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2024

Greenwave Technology Solutions, Inc.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

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